LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG


                   CONGRESS FINANCIAL CORPORATION (NORTHWEST)
                                    AS LENDER

                                       AND

                 UNITED GROCERS, INC. AND UNITED RESOURCES, INC.
                                  AS BORROWERS


                             DATED: AUGUST 25, 1998

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                                TABLE OF CONTENTS

1. DEFINITIONS.................................................................1
2. CREDIT FACILITIES..........................................................15
   2.1Revolving Loans.........................................................15
   2.2Letter of Credit Accommodations.........................................17
   2.3Term Loan...............................................................19
   2.4Availability Reserves...................................................20
3. INTEREST AND FEES..........................................................20
   3.1Interest................................................................20
   3.2Closing Fee.............................................................22
   3.3 [deleted]..............................................................22
   3.4Servicing Fee...........................................................22
   3.5 [deleted]..............................................................22
   3.6Changes in Laws and Increased Costs of Loans............................22
4. CONDITIONS PRECEDENT.......................................................23
   4.1Conditions Precedent to Initial Loans and
      Letter of Credit Accommodations.........................................23
   4.2Conditions Precedent to All Loans and Letter of Credit Accommodations...25
5. GRANT OF SECURITY INTEREST.................................................26
6. COLLECTION AND ADMINISTRATION..............................................27
   6.1Borrowers'  Loan Account(s).............................................27
   6.2Statements..............................................................27
   6.3Collection of Accounts..................................................28
   6.4Payments................................................................29
   6.5Authorization to Make Loans.............................................29
   6.6Use of Proceeds.........................................................30
7. COLLATERAL REPORTING AND COVENANTS.........................................30
   7.1Collateral Reporting....................................................30
   7.2Accounts Covenants......................................................30
   7.3Inventory Covenants.....................................................32
   7.4Equipment Covenants.....................................................33
   7.5Note Covenants..........................................................33
   7.6Power of Attorney.......................................................33
   7.7Right to Cure...........................................................34
   7.8Access to Premises......................................................34
8. REPRESENTATIONS AND WARRANTIES.............................................35
   8.1Corporate Existence, Power and Authority; Subsidiaries..................35
   8.2Financial Statements; No Material Adverse Change........................35
   8.3Chief Executive Office; Collateral Locations............................35
   8.4Priority of Liens; Title to Properties..................................36
   8.5Tax Returns.............................................................36
   8.6Litigation..............................................................36
   8.7Compliance with Other Agreements and Applicable Laws....................36
   8.8Environmental Compliance................................................36
   8.9Employee Benefits.......................................................37
   8.10Bank Accounts..........................................................38
   8.11Accuracy and Completeness of Information...............................38
   8.12Eligible Notes.........................................................38

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   8.13Survival of Warranties; Cumulative.....................................39
9. AFFIRMATIVE AND NEGATIVE COVENANTS.........................................39
   9.1Maintenance of Existence................................................39
   9.2New Collateral Locations................................................39
   9.3Compliance with Laws, Regulations, Etc..................................39
   9.4Payment of Taxes and Claims.............................................41
   9.5Insurance...............................................................42
   9.6Financial Statements and Other Information..............................43
   9.7Sale of Assets, Consolidation, Merger, Dissolution, Etc.................44
   9.8Encumbrances............................................................45
   9.9Indebtedness............................................................45
   9.10Loans, Investments, Guarantees, Etc....................................46
   9.11Dividends and Redemptions..............................................47
   9.12Transactions with Affiliates...........................................47
   9.13Additional Bank Accounts...............................................47
   9.14Compliance with ERISA..................................................48
   9.15 [deleted].............................................................48
   9.16Adjusted Net Worth.....................................................48
   9.17Costs and Expenses.....................................................48
   9.18Further Assurances.....................................................49
   9.19Year 2000 Compliance...................................................49
   9.20Amendment of Bylaws....................................................50
   9.21Accounts Receivable Turnover...........................................50
   9.22Fill Rate Covenants....................................................50
   9.23Management.............................................................52
   9.24Agricultural Products..................................................52
10. EVENTS OF DEFAULT AND REMEDIES............................................52
   10.1Events of Default......................................................52
   10.2Remedies...............................................................54
11. JURY TRIAL WAIVER; OTHER WAIVERS..........................................56
   11.1Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver..56
   11.2Waiver of Notices......................................................57
   11.3Amendments and Waivers.................................................57
   11.4Waiver of Counterclaims................................................58
   11.5Indemnification........................................................58
12. TERM OF AGREEMENT; MISCELLANEOUS..........................................58
   12.1Term...................................................................58
   12.2Notices................................................................60
   12.3Partial Invalidity.....................................................60
   12.4Successors.............................................................60
   12.5Participant's Security Interest........................................60
   12.6Joint and Several Liability............................................60
   12.7Entire Agreement.......................................................61

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                                    INDEX TO
                             EXHIBITS AND SCHEDULES


         Exhibit A                  Information Certificates

         Exhibit 1.11               Notice of Assignment

         Schedule 8.2               Exceptions to Section 8.2

         Schedule 8.4               Existing Liens

         Schedule 8.7               Exceptions to Section 8.7

         Schedule 8.8               Environmental Disclosures

         Schedule 8.10              Bank Accounts

         Schedule 9.9               Existing Indebtedness

         Schedule 9.10              Existing Loans, Advances and Guarantees

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                           LOAN AND SECURITY AGREEMENT


         This Loan and Security Agreement, dated August 25, 1998, is entered into by and among Congress Financial Corporation (Northwest), an Oregon corporation ("Lender"), United Grocers, Inc. ("UGI"), an Oregon corporation and United Resources, Inc. ("URI"), an Oregon corporation and wholly-owned subsidiary of UGI. UGI and URI are referred to herein collectively as "Borrowers," and each individually as "Borrower".


                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Borrowers have requested that Lender enter into certain financing arrangements with Borrowers pursuant to which Lender may make loans and provide other financial accommodations to Borrowers; and

         WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


1.       DEFINITIONS

         All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Borrowers and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Agreement shall mean "including, without limitation". An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender. Any accounting term used herein unless otherwise defined in this Agreement shall have the meaning customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

         1.1 "Accounts" shall mean all present and future rights of each Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

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

         1.2 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

         1.3 "Adjusted Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to: (a) the difference between: (i) the aggregate net book value of all assets of such Person and its subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book value all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (ii) the aggregate amount of the indebtedness and other liabilities of such Person and its subsidiaries (including tax and other proper accruals) plus (b) indebtedness of such Person and its subsidiaries which is subordinated in right of payment to the full and final payment of all of the Obligations on terms and conditions acceptable to Lender.

         1.4 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrowers under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either
(i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrowers, or either of them, or any Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrowers, or either of them, or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof or (d) to reflect dilution in excess of three percent (3%) as provided in Section 2.4 hereof or
(e) to reflect any liquidated damages payable or alleged to be payable by any Person under Section 18 of the Supply Agreement or under any other supply agreement with any other customer or (f) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default. Without limiting the generality of the foregoing, Lender shall be entitled at all times to establish Availability Reserves reducing the amount of the Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrowers, and to increase and decrease such Availability Reserves from time to time, in respect of any or all amounts owed or which may under any contingency be owed by Borrowers to any Farm Products Sellers or other third party, which amounts are or may be secured by any of the Collateral, or if Lender believes in good faith such Availability Reserves are or may be necessary to protect it against statutory or common law liens or trust fund

                                       2
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claims or other liens in favor of any Farm Products Sellers or any lender to any
Farm Products Seller or any other person with a security interest in the assets of such supplier or seller or any category of indebtedness or other obligation or liability owed to a third party, the payment of which is or may be secured by a statutory or common law lien or entitled to the benefit of a trust or other lien upon any of the assets and properties of Borrowers, or either of them.

         1.5 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

         1.6 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of Oregon or the State of New York, and a day on which the Reference Bank and Lender are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

         1.7 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.8 "Collateral" shall have the meaning set forth in Section 5 hereof.

         1.9 "Eligible Accounts" shall mean Accounts created by UGI which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

              (a) such Accounts arise from the actual and bona fide sale and delivery of goods by UGI or rendition of services by UGI in the ordinary course of its business, which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

              (b) such Accounts are not unpaid more than twenty-nine (29) days after the original due date for them or thirty-nine (39) days after the date of the original invoice for them, whichever first occurs;

              (c) such Accounts comply with the terms and conditions contained in Section 7.2 (c) of this Agreement;

              (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;


(e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America, or, at Lender's option, if either: (i) the account debtor has delivered to UGI an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender and payable only in the United States of America and in U.S. dollars, sufficient to cover such Accounts, in form and substance satisfactory to Lender and, if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent

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

and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such Accounts are subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) such Accounts are otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

              (f) such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

              (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts, except a setoff by UGI if authorized by Lender as provided in Section 7.2(c) hereof (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by UGI to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

              (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

              (i) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

              (j) [deleted];

              (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended, or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;

              (l) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which are likely to result in any material adverse change in any such account debtor's financial condition;

              (m) [deleted];

              (n) such Accounts are not owed by an account debtor who has Accounts unpaid more than twenty-nine (29) days after the original due date for them or thirty-nine (39) days after the date of the original invoice for them, whichever first occurs, which constitute more than fifty percent (50%) of the total Accounts of such account debtor;

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

              (o) such Accounts are owed by account debtors whose total indebtedness to Borrowers does not exceed the credit limits with respect to such account debtors as determined by Lender from time to time (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts); and

              (p) such Accounts are owed by account debtors deemed creditworthy at all times by Lender, as determined by Lender.

General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

         1.10 "Eligible Inventory" shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of UGI which are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) work-in-process; (b) components which are not part of finished goods; (c) spare parts for equipment; (d) packaging and shipping materials; (e) supplies used or consumed in UGI's business; (f) Inventory at premises other than those owned and controlled by UGI, except if Lender shall have received an agreement in writing from the person in possession of such Inventory and/or the owner or operator of such premises in form and substance satisfactory to Lender acknowledging Lender's first priority security interest in the Inventory, waiving security interests and claims by such person against the Inventory and permitting Lender access to, and the right to remain on, the premises so as to exercise Lender's rights and remedies and otherwise deal with the Collateral; (g) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (h) bill and hold goods; (i) unserviceable, obsolete or slow moving Inventory; (j) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (k) returned, damaged and/or defective Inventory; (l) Inventory purchased or sold on consignment; (m) dairy products; and (n) fresh produce and meat. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

         1.11 "Eligible Notes Receivable" means promissory notes held by and payable to URI which are and continue to be acceptable to Lender based on the criteria set forth below. In general, promissory notes shall be Eligible Notes Receivable if:

              (a) at least one of the obligors on each such note is and continues to be a Member or is another person acceptable to Lender in its sole discretion;

              (b) the notes are acceptable to Lender in form and substance;

              (c) no payment due under such notes or any other note payable to Borrowers, or either of them, or any note payable to National Consumer Cooperative Bank that was assigned or in any way originated by Borrowers, or either of them (after giving effect to any applicable grace periods) remains unpaid, in whole or in part, more than thirty (30) days past the scheduled due date;

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

              (d) the chief executive offices of the obligors on such notes are located in the United States of America, and the note originated in the United States;

              (e) the obligors with respect to such notes have not asserted a counterclaim, defense or dispute and do not have, and do not engage in transactions which may give rise to, any right of setoff against such notes except a set-off by UGI if authorized by Lender as provided in Section 7.2 hereof (but the portion of the notes in excess of the amount at any time and from time to time owed by URI to such note obligors or claimed owed by such note obligors may be deemed Eligible Notes Receivable);

              (f) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such notes or reduce the amount payable or delay payment thereunder, and each note, at the time it was made complied and as of the date delivered to Lender, continued to comply, in all material respects with applicable state and federal laws and regulations, including usury, equal credit opportunity, disclosure and recording laws;

              (g) such notes are subject to the first priority, valid and perfected security interest of Lender and have been assigned, endorsed and delivered to Lender;

              (h) the are no proceedings or actions which are threatened or pending against the note obligors which might result in any material adverse change in such obligors' financial condition;

              (i) such notes are not owed by obligors who have Accounts unpaid more than twenty-nine (29) days after the original due date for them or thirty-nine (39) days after the original due date for them, whichever first occurs, which constitute more than fifty percent (50%) of the total Accounts of such obligors to UGI;

              (j) each Related Document that is a security or similar agreement requires the maker and guarantor (if any) thereunder, at its own cost and expense, to maintain the tangible collateral pledged to secure the note, in good repair, condition and working order, and to the best of Borrowers' knowledge, each maker and guarantor of that note is currently in compliance with this requirement;

              (k) such notes comply with the terms and  conditions  contained in
Section 7.2(c) of this Agreement;

              (l) such notes have not been amended, modified or supplemented except as has been disclosed to and accepted by Lender;

              (m) such notes are owed by obligors whose total indebtedness to Borrowers does not exceed the credit limits with respect to such obligors as determined by Lender from time to time (but the portion of the notes not in excess of such credit limit may be deemed Eligible Notes Receivable);

              (n) the executed original of each such note has been endorsed by an authorized officer of the assigning Borrower as follows: "Holder hereby endorses and assigns, with full recourse, all of its right, title and interest in and to this Promissory Note to Congress Financial

Corporation (Northwest), or its order, for security purposes," and such endorsement, together with all prior and intervening endorsements, evidence a complete chain of endorsement from the original payee to Lender;

              (o) the executed original counterpart of the Related Documents, together with executed originals of all modifications or amendments thereof have been delivered to Lender;

              (p) documents evidencing or related to any insurance policies have been delivered to Lender;

              (q) with respect to notes secured by mortgages or deeds of trust on real property, Lender shall have received (A) either: (i) the original mortgage or deed of trust, with evidence of recording thereon, (ii) a copy of the mortgage certified as a true copy by an officer of the beneficiary where the original has been transmitted for recording until such time as the original is returned by the public recording officer or duly licensed title or escrow officer or (iii) a copy of the mortgage or deed of trust certified by the public recording office in those instances where the original recorded mortgage or deed of trust has been lost; (B) either (i) an original assignment of mortgage or deed of trust from the assigning Borrower to Lender in form an substance satisfactory to Lender; or (ii) a copy of such assignment, certified as a true copy by an officer of the assigning Borrower where the original has been transmitted for recording; and (C) either (i) originals of all intervening assignments, if any, showing a complete chain of title from the original beneficiary to Lender, including warehousing assignments, with evidence of recording thereon if such assignments were recorded; (ii) copies of any assignments certified as true copies by an officer of the assigning Borrower where the originals have been submitted for recording until such time as the originals are returned by the public recording officer, or (iii) copies of any assignments certified by the public recording office in any instances where the original recorded assignments have been lost;

              (r) Lender shall have received any UCC-1 financing statements, UCC-3 assignments or other instruments that Lender determines is necessary to perfect Lender's security interest in the notes and the other property transferred to Lender in connection with the notes, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to Lender;

              (s) Lender shall have received a duly executed Notice of Assignment in the form annexed hereto as Exhibit 1.11, addressed to the maker and any other obligor of each note and no maker or guarantor of that note shall have objected to the assignment of the note to Lender or to any provision of the Notice of Assignment;

              (t) the notes of a single Member, together with its affiliates, do not constitute more than twenty-five percent (25%) of all notes held by Borrowers (but the portion of the note not in excess of such percentage may be deemed an Eligible Note);

              (u) Lender shall have determined that each representation and warranty of Borrowers set forth in Section 8.12 shall be true and correct in all material respects, and a duly authorized officer of Borrowers shall have so certified in writing;

              (v) the note and the Related Documents are dated prior to the date of this Agreement;

              (w) Lender shall have received a Note Schedule for each such note;

              (x) there is no material default, breach, violation or event of acceleration existing under any such note or Related Document and no event which, with the passage of time or with notice and the expiration of any grace or cure period, or both, would constitute a material default, breach, violation or event of acceleration, and Borrowers, or either of them, have not waived any such default, breach, violation or event of acceleration, and Borrowers have no reason to believe that the makers and guarantors of the note will not perform their respective obligations thereunder;

              (y) the note and Related Documents to which any maker or guarantor is a party bears the original signature of such maker and guarantor (and not a copy), and the maker and/or any guarantor of each such note is personally liable (i.e. the note is with full recourse) for the payment and performance of its obligations under that note, and pursuant to the terms of the note and Related Documents, each maker and guarantor thereof is absolutely required to make all payments and perform all obligations due under the note and Related Documents, without abatement, deferment or defense of any kind or for any reason (except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting creditors rights and by general principles of equity);

              (z) Uniform Commercial Code Financing Statements have been duly filed in all places where filing is necessary, and all other additional acts have been taken as are necessary to perfect Borrowers' security interests arising pursuant to the Related Documents, and, except as provided in the Note Schedule, such security interests constitute a first priority, valid and perfected lien in and to all of the collateral identified in the Note Schedule, and except as noted in the Note Schedule, will be enforceable against all third parties in all jurisdictions as security for the obligations of the makers of the note and the Related Documents; and

              (aa) the maker of each note is generally paying its obligations as they become due and to Borrowers' knowledge, has no present intent to seek relief under the federal bankruptcy laws; and

              (bb) such notes are owed by obligors otherwise deemed creditworthy at all times by Lender, as determined by Lender.

         1.12 "Environmental Laws" shall mean all applicable foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between Borrower and any governmental authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety (including under the Occupational Health and Safety
Act), (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or

(c) relating to all laws with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

         1.13 "Equipment" shall mean all equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture and fixtures now owned or hereafter acquired by Borrowers, or either of them, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

         1.14 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.15 "ERISA Affiliate" shall mean any person required to be aggregated with Borrowers, or either of them, or any of their Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

         1.16 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrowers and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrowers.

         1.17 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

         1.18 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

         1.19 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of: (i) the amount of the Revolving Loans available to Borrowers as of such time based on the applicable lending formulas multiplied by the Net Amount of Eligible Accounts and Eligible Notes Receivable and the Value of Eligible Inventory, as determined by Lender, and subject to the sublimits and Availability Reserves from time to time established by Lender hereunder, and (ii) the Maximum Credit (less the then outstanding principal amount of the Term Loans), minus the sum of: (i) the amount of all then outstanding and unpaid Obligations (but not including for this purpose the then outstanding principal amount of the Term Loans), plus (ii) the aggregate amount of all then outstanding and unpaid trade payables of Borrowers which are more than thirty (30) days past due as of such time, plus
(iii) the amount of checks issued by Borrowers to pay trade payables, but not yet sent and the book overdrafts of Borrowers.

         1.20 "Farm Products Sellers" shall mean, individually and collectively, sellers or suppliers to Borrowers, or either of them, of any farm product (as such term is defined in both the Food Security Act and the UCC) and including any perishable agricultural commodity (as defined in PACA) or livestock (as defined in the PSA), meat, meat food products or livestock products derived therefrom.

         1.21 "Fill Rate" means, for any period, (a) the aggregate dollar amount (based upon UGI's landed net cost as of the date of the corresponding orders) of all goods shipped or made available for pick-up by UGI's customers pursuant to orders submitted during the period, divided by (b) the aggregate dollar amount (based upon UGI's landed net cost as of the date of the various orders) of all goods included in orders submitted to UGI by its customers during the period, expressed as a percentage. For purposes of calculating the Fill Rate, the aggregate dollar amount attributable to goods that have been discontinued, that were unauthorized or that were unavailable or out-of-stock (including vendor's scratches, vendor out-of-stock and vendor out-of-pack) shall be deducted from the aggregate dollar amount of goods included in orders submitted to UGI described in part (b) above. For purposes of calculating the Fill Rate, UGI's "landed net cost" shall mean the actual invoiced cost to UGI for such item of merchandise, including cross-docking costs, the out-of-pocket cost of transportation, handling and insurance in connection with the shipment and warehousing of such item of merchandise to the UGI warehouse, less all applicable discounts, rebates and allowances actually allowed (including those allowed by or with respect to purchases of All Kitchen, Western Family and tobacco products) to UGI in connection therewith, but excluding all applicable state and federal excise taxes on cigarettes and tobacco products. In addition, and notwithstanding the preceding, discounts and allowances granted by UGI's vendors for a specific duration shall be reallowed to UGI's customers with respect to orders submitted during that duration only, and in no event shall UGI's landed net cost be reduced by, nor shall UGI be required to reallow or pass through to any of its customers, any dividend or other distribution, or any allocation (or similar benefit arising out of that customer's ownership interest in Western Family) declared, paid, awarded or given to UGI from or by Western Family. In calculating the landed net cost of any item, any fractional cent shall be rounded up or down to the nearest cent.

         1.22 "Food Security Act" shall mean the Food Security Act of 1984, 7 U.S.C. Section 1631, et seq., as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules and regulations thereunder.

         1.23 "Food Security Act Notices" shall mean any notice received by a Borrower from any person (i) that farm products purchased or to be purchased by Borrower are or may be subject to a security interest created by a Farm Products Seller or (ii) that purports to be given under the Food Security Act, including in each case, any such notice received from any Farm Products Seller, any lender or any central filing system established under the Food Security Act.

         1.24 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrowers, or either or them, or by any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.25 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.16 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

         1.26 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become subject to regulation under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

         1.27 "Information Certificate" shall mean the Information Certificate of each Borrower included in Exhibit A hereto containing material information with respect to each Borrower, its business and assets, provided by or on behalf of Borrowers to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

         1.28 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrowers may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrowers may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

         1.29 "Interest Rate" shall mean, as to Prime Rate Loans, the Prime Rate and, as to Eurodollar Rate Loans, a rate of one and three-quarters (1.75%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrowers as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrowers for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrowers); provided, that, the Interest Rate shall mean the rate of two percent (2.0%) per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of three and three-quarters percent (3.75%) per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Lender's option, without notice,
(a) for the period (i) from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrowers, or either of them) and
(ii) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender, and (b) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrowers under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default); provided, further, that Borrowers shall be eligible for a reduction of the Interest Rate as to Eurodollar Rate Loans to a rate of one and one-half percent (1.50%) per annum in excess of the Adjusted Eurodollar Rate after the second anniversary of the date of this Agreement but only (x) if Borrower submits to Lender profit projections that are satisfactory to Lender and if, for fiscal years ending September, 1999 and September, 2000, Borrowers' profits (before taxes, dividends and extraordinary gains) are no less than eighty percent (80%) of those projections (before taxes, dividends and excluding extraordinary gains), as evidenced by Borrower's audited financial statements prepared by PricewaterhouseCoopers or other independent certified accountants selected by Borrowers and reasonably acceptable to Lender, and (y) if Lender has not declared an Event of Default between the date of this Agreement and Borrowers' fiscal year ending September, 2000.

         1.30 "Inventory" shall mean all raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature now owned or hereafter existing or acquired by Borrowers, or either of them, wherever located.

         1.31 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of UGI or any Obligor or
(b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by UGI of its obligations to such issuer.

         1.32 "Loans" shall mean the Revolving Loans and the Term Loans.

         1.33 "Maximum Credit" shall mean the amount of $135,000,000.

         1.34 "Member" shall mean a Person who has applied for and has been accepted as a member of UGI, has satisfied all requirements for such membership including the purchase of UGI capital stock, remains a member of and shareholder in UGI, and has not given notice of withdrawal or been given notice of expulsion from membership in UGI.

         1.35 "Mortgages" shall mean, individually and collectively, each of the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Trust Deed, Assignment of Rents, Security Agreement and Fixture Filing, dated of even date herewith, by UGI in favor of Lender with respect to the real property and related assets of UGI located in Clackamas County, Oregon, and (b) the Trust Deed, Assignment of Rents, Security Agreement and Fixture Filing, dated of even date herewith, by UGI in favor of Lender with respect to the real property and related assets of Borrower located in Jackson County, Oregon.

         1.36 "NCCB" shall mean National Consumer Cooperative Bank.

         1.37 "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, rebates, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

         1.38 "Note Schedule" shall mean the schedule for each Eligible Notes delivered by Borrowers to Lender from time to time. The Eligible Note Schedule will identify each Eligible Note by the name and address of the maker of the note (and if different from that address, the location of the grocery store to which such Eligible Note relates) and setting forth as to each Eligible Note:
(i) the date the note was made and the original  principal  balance of the note;
(ii) the unpaid principal balance of the note as of the date the note is delivered to Lender; (iii) the aggregate principal and interest payments received by Borrowers with respect to the note through the date of the Note Schedule; (iv) the original number of months to maturity and the original amortization period, in months, of the note, together with the actual number of months remaining to maturity as of the date the note is delivered to Lender; (v) the date the first monthly payment under the note was due; (vi) the interest rate payable by the maker under the note, including the minimum and maximum rates payable, if applicable; (vii) the amortization method and period; and
(viii) the type and priority of the collateral securing the note.

         1.39 "Obligations" shall mean any and all Revolving Loans, Term Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrowers, or either of them, to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrowers, or either of them, under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

         1.40 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than a Borrower.

         1.41 "PACA" shall mean the Perishable Agricultural Commodities Act, 1930, as amended, 7 U.S.C, Section 499a, et seq., as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.42 "Participant" shall mean any person which at any time participates with Lender in respect of the Loans, the Letter of Credit Accommodations or other Obligations or any portion thereof.

         1.43 "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

         1.44 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.45 "Prime Rate" shall mean the rate announced by the Reference Bank, or its successors, from time to time as its prime rate, whether or not such announced rate is the best rate available at such bank.

         1.46 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms hereof.

         1.47 "PSA" shall mean the Packers and  Stockyard  Act of 1921, 7 U.S.C.
Section 181, et seq., as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.48 "Real Property" shall mean the real property and related assets of UGI which is located in Clackamas County, Oregon, and Jackson County, Oregon and which is to be subject to the Mortgages.

         1.49 "Records" shall mean all of each Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrowers, or either of them, with respect to the foregoing maintained with or by any other person).

         1.50 "Reference Bank" shall mean First Union National Bank, or such other bank as Lender may from time to time designate.

         1.51 "Related Documents" shall mean with respect to each note that is or may become an Eligible Note, a loan agreement, security agreement, mortgage or deed of trust, assignment of lease, UCC financing statements and all other documents, instruments or assignments (including amendments or modifications thereof) executed by the maker of the Eligible Note or other person on that maker's behalf, including any guaranties.

         1.52 "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrowers, or either of them, on a revolving basis (involving advances, repayments and readvances) as set forth in Section
2.1 hereof.

         1.53 "Supply Agreement" shall mean the Supply Agreement dated as of May 15, 1998 between UGI and Smart & Final, Inc.

         1.54 "Term Loans" shall mean the term loans made by Lender to UGI as provided for in Section 2.3 hereof, and "Term Loan" shall mean any such loan.

         1.55 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in-first-out basis in accordance with GAAP or (b) market value.

         1.56 [deleted].


2.       CREDIT FACILITIES

         2.1 Revolving Loans.

              (a) Subject to and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to UGI from time to time in amounts requested by UGI up to the amount equal to the sum of:

              (i) ninety percent (90%) of the Net Amount of Eligible Accounts, plus

              (ii) the lesser of: (A) seventy-five percent (75%) of the Value of Eligible Inventory or (B) $70,000,000, less

              (iii) any Availability Reserves.

              (b) In addition to the amount described in subsection 2.1(a), subject to and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to UGI from time to time during the periods described below in amounts requested by UGI up to the amount equal to the sum of:

              (i) (x)  during  not more than two (2)  separate  periods of sixty
     (60)  consecutive  days each year (a "year" for purposes of this subsection
     (i) being the period from August 31 of each year through August 30 of the following year) the lesser of (A) ninety percent (90%) of the Value of Eligible Inventory designated by UGI and acceptable to Lender in its discretion as "Special Purchase Inventory" or (B) $10,000,000, and (y) during one additional and separate period of ninety (90) consecutive days each year, the lesser of (A) ninety percent (90%) of the Value of Eligible Inventory designated by UGI and acceptable to Lender in its discretion as "Special Purchase Inventory," or (B) $15,000,000; less

              (ii) (without duplication) any Availability Reserves.

              (c) Subject to and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to URI from time to time in amounts requested by URI up to the amount equal to the sum of:

              (i) the lesser of (A) sixty percent (60%) of the then outstanding principal balance of Eligible Notes Receivable, or (B) $5,000,000, less

              (ii) (without duplication) any Availability Reserves.

              (d) The aggregate amount of Revolving Loans under subsections 2.1(a), (b) and (c) outstanding at any time shall not exceed $100,000,000.

              (e) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to Borrowers, (i) reduce the lending formula with respect to Eligible Accounts to the extent that Lender determines in good faith that: (A) the dilution with respect to Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (B) the general creditworthiness of account debtors has declined or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines that: (A) the number of days of the turnover of the Inventory for any period has changed in any material respect or (B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (C) the nature and quality of the Inventory has deteriorated or (iii) reduce the lending formula with respect to Eligible Notes Receivable to the extent that Lender determines in good faith that the general creditworthiness of note obligors has declined. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory, Eligible Notes Receivable or in establishing Availability Reserves.

              (f) Except in Lender's discretion, the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(d) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

              (g) [deleted].

         2.2      Letter of Credit Accommodations.

              (a) Subject to and upon the terms and conditions contained herein, at the request of UGI, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of UGI containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to UGI pursuant to this Section 2.

              (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, UGI shall pay to Lender a letter of credit fee at a rate equal to one percent (1.0%) per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that UGI shall pay to Lender such letter of credit fee, at Lender's option, without notice, at a rate equal to two percent (2.0%) percent per annum on such daily outstanding balance for: (i) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrowers, or either of them) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed, and the obligation of UGI to pay such fee shall survive the termination or non-renewal of this Agreement.

              (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Revolving Loans available to UGI (subject to the Maximum Credit and any Availability Reserves) are equal to or greater than an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, an Availability Reserve shall be established in the amount described above in this Section 2.2(c).

              (d) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time prior to February 26, 1999 exceed the sum of $11,000,000 and will not at any time on or after February 26, 1999 exceed the sum of $5,000,000. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, UGI will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, and in either case, the Revolving Loans otherwise available to UGI shall not be reduced as provided in Section 2.2(c) to the extent of such cash collateral.

              (e) UGI shall  indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto (except to the extent such losses are caused by Lender's gross negligence or willful misconduct), including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. UGI assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed UGI's agent. UGI assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. UGI hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by UGI, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation. The provisions of this Section 2.2(e) shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

              (f) Nothing contained herein shall be deemed or construed to grant Borrowers, or either of them, any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. UGI shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of UGI. Lender shall have the sole and exclusive right and authority to, and UGI shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in UGI's name.

              (g) Any rights, remedies, duties or obligations granted or undertaken by UGI to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by UGI to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by UGI to Lender and to apply in all respects to UGI.

         2.3 Term Loan. Subject to and upon the terms and conditions contained herein, Lender will make two Term Loans to UGI as follows:

              (a) One Term Loan (the "Real Estate Term Loan") will be in an amount equal to the lesser of (A) $25,000,000 or (B) sixty-five percent (65%) of the fair market value of the Real Property, determined by appraisals which are satisfactory to Lender. Such appraisals are to be conducted, at Borrower's expense, by Moscato, Ofner & Henningsen, Inc. If Lender funds the Real Estate Term Loan prior to receipt and approval of final appraisals on both the Clackamas County and Jackson County Real Property, Lender will be authorized to reserve $5,000,000 of the Real Estate Term Loan until such time, if any, as Lender has received the appraisals and has determined that they are satisfactory in all respects. If Lender is not fully satisfied with the appraisal, Lender may decline to advance all or any part of the $5,000,000 reserved portion of the Real Estate Term Loan. If Lender funds the Real Estate Term Loan prior to receipt and approval of Phase II environmental assessment reports with respect to the Real Property, Lender will be authorized to reserve an additional $1,000,000 of the Real Estate Term Loan until Lender has received the Phase II environmental assessment reports (including estimates of any remediation costs) and has determined that they are satisfactory in all respects. Lender may have such reports reviewed by an independent environmental consulting firm selected by Lender, and Borrower shall reimburse Lender for the cost of said review. If Lender is not fully satisfied with the Phase II environmental assessments, Lender may decline to advance all or any part of the $1,000,000 reserved portions of the Real Estate Term Loan. Borrowers acknowledge that they will perform all remediation required or recommended in the Phase II environmental report, even if the cost of such remediation exceeds the amount reserved by Lender under this subsection; provided that with respect to remediation that is recommended (rather than required), Borrower shall be obligated to perform that remediation only if Lender determines in its sole discretion, that failure to do so would not (A) affect the marketability of that parcel of Real Property or (B) have a material adverse effect on the value of that parcel of Real Property. If they fail or refuse to do so, Lender is authorized, but not required, to perform such remediation, at the expense of Borrowers. The Real Estate Term Loan will (i) be evidenced by one or more Term Promissory Notes duly executed and delivered by UGI; (ii) bear interest at the Interest Rate, with such interest payable monthly; (iii) be repayable in equal monthly principal payments each in an amount equal to one-one hundred twentieth (1/120th) of the initial principal balance, the first principal payment to be due on the first day of February 1999; (iv) subject to Section 3.1(b)(vi), be repayable in full on the fifth anniversary of the date of this Agreement or upon the earlier termination or expiration of this Agreement; (v) be secured by all the Collateral; and (vi) subject to Section 3.1(b)(vi), be repayable in advance at any time without premium provided that no Event of Default has occurred and is then continuing. Provided that no Event of Default has occurred and is then continuing, Lender agrees to release or reconvey the Mortgages upon payment in full of the Real Estate Term Loan, including interest thereon, notwithstanding the fact that other Obligations may then be outstanding.

              (b) The second term loan (the "Smart & Final Term Loan") will be in an amount equal to the lesser of (A) $10,000,000 or (B) sixty percent (60%) of the principal outstanding balance of the Promissory Note dated May 15, 1998 in the original principal sum of $17,500,000 made by Smart & Final, Inc. and payable to UGI (the "Smart & Final Note") as of the date of initial funding of the Smart & Final Term Loan. The Smart & Final Term Loan will: (i) be evidenced by a Term Promissory Note duly executed and delivered by UGI; (ii) bear interest at the Interest Rate, with such interest payable monthly; (iii) be repayable in four equal annual principal payments of $2,500,000 each on May 15, 1999, May 15, 2000, May 15, 2001 and May 15, 2002; (iv) be repayable in full upon the termination or expiration of this Agreement; (v) be secured by all the Collateral; and (vi) be repayable in advance at any time without premium, provided that no Event of Default has occurred and is then continuing. The Smart & Final Note shall be assigned, endorsed and delivered to Lender to be held as part of the Collateral. UGI shall not amend, compromise or make any settlement or waiver with respect to, the Smart & Final Note without the prior written consent of Lender. Provided that no Event of Default has occurred and is then continuing, Lender agrees to assign, endorse (without recourse) and deliver the Smart & Final Note to UGI upon payment in full of the Smart & Final Term Loan, including all interest thereon, notwithstanding the fact that other Obligations may then be outstanding.

         2.4 Availability Reserves. All Revolving Loans otherwise available to Borrowers pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves. In the event dilution with respect to Accounts for any period (based on the ratio of (1) the aggregate amounts of reductions in Accounts other than payments in cash to (2) the aggregate amount of total sales) exceeds three percent (3%), an Availability Reserve satisfactory to Lender shall be established with respect thereto.

3.       INTEREST AND FEES

         3.1  Interest.

              (a) Borrowers shall pay to Lender interest on the outstanding principal amount of the non-contingent Obligations at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

              (b) Borrowers may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrowers shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from Borrowers, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrowers shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrowers from time to time for requests by Borrowers for Eurodollar Rate Loans,
(iv) no more than four (4)  Interest  Periods  may be in effect at any one time,
(v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof,
(vi) the maximum amount of the Eurodollar Rate Loans at any time requested by Borrowers shall not exceed the amount equal to (A) the principal amount of the Term Loans which it is anticipated will be outstanding as of the last day of the applicable Interest Period plus (B) ninety (90%) percent of the lowest principal amount of the Revolving Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Lender (but with no obligation of Lender to make such Revolving Loans) and (vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrowers. Any request by Borrowers to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

              (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loans at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Borrowers, convert to Prime Rate Loans in the event that (i) an Event of Default or event which, with notice or passage of time, or both, would constitute an Event of Default, shall exist, (ii) this Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed either (A) the aggregate principal amount of the Loans then outstanding, or (B) the sum of the then outstanding principal amount of the Term Loans plus the Revolving Loans then available to Borrowers under Section 2 hereof. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account(s) of Borrowers) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

              (d) Interest shall be payable by Borrowers to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrowers to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

         3.2 Closing Fee. Borrowers shall pay to Lender as a closing fee the amount of $675,000, which shall be fully earned as of and payable on the date hereof.

         3.3  [deleted].

         3.4 Servicing Fee. Borrowers shall pay to Lender monthly a servicing fee in an amount equal to $4,000 in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

         3.5  [deleted].

         3.6  Changes in Laws and Increased Costs of Loans.

              (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to Borrowers, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, Reference Bank or any participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Lender to be material, or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender to be material or (ii) the cost to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender to be material. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account(s) of Borrowers) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrowers and shall be conclusive, absent manifest error.

              (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section
6.3 or any other payments made with the proceeds of Collateral, Borrowers shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account(s) of Borrowers) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.

4.       CONDITIONS PRECEDENT

         4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

              (a) Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by the existing lender or lenders to Borrowers of their respective financing arrangements with Borrowers and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of Borrowers and each Obligor, duly authorized, executed and delivered by it or each of them, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and Borrowers or any Obligor, as debtor and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by Borrowers or any Obligor in favor of such existing lender or lenders, in form acceptable for recording in the appropriate government office;

              (b) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

              (c) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

              (d) no material adverse change shall have occurred in the assets, business or prospects of Borrowers, or either of them, since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of Borrowers, or either of them, or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

              (e) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require, and Lender shall have received current agings of receivables, current perpetual inventory records and/or rollforwards of accounts and inventory through the date of closing, and documentation with respect to inventory in transit, goods in bonded warehouses or at other third-party locations, to determine the amount of Revolving Loans available to Borrowers, the results of which shall be satisfactory to Lender, not more than three (3) business days prior to the date hereof;

              (f) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including acknowledgments by lessors, mortgagees and warehousemen of Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral;

              (g) Lender shall have received environmental assessments with respect to the Real Property conducted by an independent environmental consulting firm acceptable to Lender, and in form, scope and methodology satisfactory to Lender, confirming (i) that such property and the owner and all occupants thereof are in material compliance with all applicable Environmental Laws and (ii) the absence of any material environmental problems; provided, however, that if such assessments have not been delivered to Lender as of the date of this Agreement and Lender nevertheless elects to fund the Loans, such assessments shall be delivered to Lender no later than October 31, 1998;

              (h) Lender shall have received, in form and substance satisfactory to Lender, valid and effective title insurance policies (or commitments therefor) issued by a company and agent acceptable to Lender (i) insuring the priority, amount and sufficiency of the Mortgages, and (ii) containing any legally available endorsements, assurances or affirmative coverages requested by Lender for protection of its interests;

              (i) Lender shall have received appraisals or opinions of value, in form, scope and substance satisfactory to Lender, with respect to the Real Property; provided, however, that if such appraisals have not been delivered to Lender as of the date of this Agreement and Lender nevertheless elects to fund the Loans, such appraisals shall be delivered to Lender no later than August 15, 1998 for the Real Property in Clackamas County and September 15, 1998 for the Real Property in Jackson County;

              (j) The Smart & Final  Note shall  have been  assigned,  endorsed, negotiated, and delivered to Lender, Lender shall have received an acknowledgment of such assignment from Smart & Final, Inc. in form and substance satisfactory to Lender, and Lender shall have confirmed the creditworthiness of Smart & Final, Inc. to its satisfaction;

              (k)  The  Eligible  Notes  shall  have  been  assigned,  endorsed, negotiated, and delivered to Lender, and Lender shall have received acknowledgments of assignment from such of the makers of the Eligible Notes, in form and substance satisfactory to Lender, as Lender shall have determined in its sole discretion;

              (l) Lender  shall have  entered  into all such  subordination  and
intercreditor   agreements   with  third  parties  as  Lender  requires  in  its
discretion, all in form and substance satisfactory to Lender;

              (m) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

              (n) the Excess Availability as determined by Lender, as of the date hereof, shall be satisfactory to Lender in its discretion after giving effect to the initial Loans made or to be made and Letter of Credit
Accommodations issued or to be issued in connection with the initial transactions hereunder;

              (o) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrowers with respect to the Financing Agreements and such other matters as Lender may request; and

              (p) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

         4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrowers, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

              (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto; and

              (b) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

5.       GRANT OF SECURITY INTEREST

         To secure payment and performance of all Obligations, Borrowers, and each of them, hereby grant to Lender a continuing security interest in, a lien upon, and a right of setoff against, and hereby assign to Lender as security, the following property and interests in property of Borrowers, and each of them, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"). All Obligations are fully cross-collateralized; the Collateral owned by each Borrower shall secure not only its own Obligations, but also the Obligations of the other Borrower:

         5.1  Accounts;

         5.2  all  present  and  future  contract  rights,  general  intangibles
(including  tax  and  duty  refunds,   registered  and   unregistered   patents,
trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, securities and other investment property, letters of credit, bankers' acceptances and guaranties;

         5.3 all present and future monies, securities, credit balances, deposits, deposit accounts and other property of Borrowers, and each of them, now or hereafter held or received by or in transit to Lender or its affiliates or at any other depository or other institution from or for the account of Borrowers, and each of them, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors;

         5.4  Inventory;

         5.5  Equipment;

         5.6  Records;

         5.7  Real Property; and

         5.8 all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

6.       COLLECTION AND ADMINISTRATION

         6.1 Borrowers' Loan Account(s). Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrowers, or either of them, and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

         6.2 Statements. Lender shall render to Borrowers each month a statement setting forth the balance in Borrowers' loan account(s) maintained by Lender for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrowers as an account stated except to the extent that Lender receives a written notice from Borrowers of any specific exceptions of Borrowers thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrowers a written statement as provided above, the balance in Borrowers' loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrowers.

         6.3  Collection of Accounts.

              (a) Borrowers shall establish and maintain, at their expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which Borrowers shall promptly deposit and direct their account debtors and note obligors to directly remit all payments on Accounts and on notes and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Borrowers agree that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether on the Accounts or notes or as proceeds of Inventory or other Collateral, or otherwise, shall be the property of Lender.

              (b) For purposes of calculating the amount of the Loans available to Borrowers, such payments will be applied (conditional upon final collection) to the Obligations on the business day of receipt by Lender of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrowers' loan account(s) on such day, and if not, then on the next business day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) business day following the date of receipt of immediately available funds by Lender in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrowers' loan account(s) on such day, and if not, then on the next business day.

              (c) Borrowers and all of their respective affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with a Borrower's own funds. Borrowers agree to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of Borrowers to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

         6.4 Payments. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Prior to the occurrence of an Event of Default, Lender shall not apply payments received or collected from

Borrowers under Section 6.3 to prepay the Term Loans, unless Borrowers direct Lender to do so. Except as provided in the preceding sentence, Lender may apply payments received or collected from Borrowers or for the account of Borrowers (including the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrowers. Borrowers shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, or any duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrowers shall be liable to pay to Lender, and Borrowers, and each of them, do hereby indemnify and hold Lender harmless for, the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         6.5 Authorization to Make Loans. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of either Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. URI hereby appoints UGI and each officer of UGI as its agent and attorney- in-fact for purposes of requesting Loans; giving other instructions and directions of every nature to Lender in connection with the financing arrangements provided for in this Agreement; executing and delivering certificates, instruments and other documents; furnishing information; and taking any and all actions of every nature in connection with this Agreement, the other Financing Agreements and matters relating thereto. Lender shall be authorized to rely upon such requests, instructions and directions without confirmation by URI. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a business day) and the amount of the requested Loan. Requests received after 11:00 a.m. Portland, Oregon time on any day shall be deemed to have been made as of the opening of business on the immediately following business day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, a Borrower when deposited to the credit of such Borrower or otherwise disbursed or established in accordance with the instructions of such Borrower or its agent or in accordance with the terms and conditions of this Agreement.

         6.6 Use of Proceeds. Borrowers shall use the initial proceeds of the Loans provided by Lender to Borrowers hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Lender on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrowers pursuant to the provisions hereof shall be used by Borrowers only for general operating, working capital and other proper corporate purposes of Borrowers not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

7.       COLLATERAL REPORTING AND COVENANTS

         7.1 Collateral Reporting. Borrowers shall provide Lender with the following documents in a form satisfactory to Lender: (a) on a regular basis as required by Lender, a schedule of Accounts, sales made, credits issued and cash received; (b) on a monthly basis or more frequently as Lender may request, (i) perpetual inventory reports, (ii) inventory reports by category and (iii) agings of accounts payable, (c) upon Lender's request, (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, and (iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrowers; (d) agings of accounts receivable on a monthly basis or more frequently as Lender may request; and (e) such other reports as to the Collateral as Lender shall request from time to time. If any of Borrowers' records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, each Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

         7.2  Accounts Covenants.

              (a) Each Borrower shall notify Lender promptly of: (i) any material delay in such Borrower's performance of any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor or note obligor, or any disputes with account debtors or note obligors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any account debtor or note obligor and (iii) any event or circumstance which, to Borrower's knowledge, would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts or any then existing notes as no longer constituting Eligible Notes Receivable. No credit, discount, allowance, rebate or extension or agreement for any of the foregoing shall be granted to any account debtor or note obligor without Lender's consent, except in the ordinary course of a Borrower's business in accordance with practices and policies previously disclosed in writing to Lender. So long as no Event of Default exists or has occurred and is continuing, Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor or note obligor other than an obligor under an Eligible Note. In no event shall Borrowers settle, adjust or compromise any claim, offset, counterclaim or dispute with respect to any Eligible Note without Lender's prior written consent which it may give or withhold in its sole discretion. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or note obligors or grant any credits, discounts, allowances or rebates.

              (b) Without limiting the obligation of Borrowers to deliver any other information to Lender, Borrowers shall promptly report to Lender any return of Inventory by any one account debtor if the inventory so returned in such case has a value in excess of $25,000. At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Lender's request, (i) hold the returned Inventory in trust for Lender, (ii) segregate all returned Inventory from all of its other property,
(iii) dispose of the returned Inventory solely according to Lender's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

              (c) With respect to each Account and each note receivable: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance, rebate or extension or agreement for any of the foregoing shall be granted except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances, rebates or extensions made or given in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed to Lender, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable State or Federal laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms. Neither Borrower shall make or allow any offset or deduct from or against any Account or note receivable on account of any obligation owing to such Borrower by the account debtor or note obligor without the prior written approval of Lender. Lender agrees that Borrower may discount Accounts to adjust for overstatements, damaged goods or other overcharges, but only in the ordinary course of Borrowers' business consistent with past practice and only in amounts of $10,000 or less with respect to any invoice.

              (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account, note receivable or other Collateral, by mail, telephone, facsimile transmission or otherwise.

              (e) Borrowers, and each of them, shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to the assigning Borrower, all chattel paper, notes and other instruments which either Borrower now owns or may at any time acquire immediately upon such Borrower's receipt thereof, except as Lender may otherwise agree.

              (f) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors or note obligors that the

Accounts and notes have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all account debtors and note obligors to make payment of Accounts and notes directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts, notes or other obligations included in the Collateral and thereby discharge or release the account debtor, note obligor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts, notes or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor or note obligor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender, and Borrowers shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

         7.3 Inventory Covenants. With respect to the Inventory: (a) Borrowers shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrowers shall conduct a physical count of the Inventory at least once each year, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) Borrowers shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of a Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) upon Lender's request, each Borrower shall, at its expense, no more than once in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; (e) Borrowers shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto);
(f) each Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of its Inventory; (g) Borrowers shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate either Borrower to repurchase such Inventory; (h) Borrowers shall keep the Inventory in good and marketable condition; and (i) Borrowers shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval.

         7.4 Equipment Covenants. With respect to the Equipment: (a) upon Lender's request, Borrowers shall, at their expense, at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender; (b) Borrowers shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrowers shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in a Borrower's business and not for personal, family, household or farming use; (e) Borrowers shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of a Borrower or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of a Borrower in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrowers shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) each Borrower assumes all responsibility and liability arising from the use of its Equipment.

         7.5 Note Covenants. Borrowers shall (a) cause the representations and warranties contained in Section 8.12 to continue to be true and correct at all times; (b) use its best effort to collect and service all notes including the Eligible Notes; (c) use its best efforts to preserve the holder's rights under all notes, including all Eligible Notes, and under all Related Documents; (d) use its best efforts to preserve all collateral securing the Eligible Notes and all other notes, including the filing of all continuation statements for any financing statements that relate to those notes; (e) immediately notify Lender in the event any Eligible Note remains unpaid more than 30 days past any scheduled payment date; and (f) promptly notify Lender in the event any other criteria set forth in Section 1.11 fails at any time to remain true and correct with respect to an Eligible Note.

         7.6 Power of Attorney. Borrowers, and each of them, hereby irrevocably designate and appoint Lender (and all persons designated by Lender) as each Borrower's true and lawful attorney-in-fact, and authorize Lender, in Lender's name or in the names of Borrowers, or either of them, to: (a) at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing (i) demand payment on Accounts, notes or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts or notes by legal proceedings or otherwise, (iii) exercise all of Borrower's rights and remedies to collect any Account, note or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Lender deems advisable,
(v) settle, adjust, compromise, extend or renew an Account or note, (vi) discharge and release any Account or note, (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor or note obligor, (viii) notify the post office authorities to change the address for delivery of each Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to either Borrower, and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill Borrowers' obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment or proceeds thereof, (ii) have access to any lockbox or postal box into which either Borrower's mail is deposited, (iii) endorse Borrowers' names upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations,
(iv) endorse Borrowers' names upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account, note or any goods pertaining thereto or any other Collateral, (v) sign Borrowers' names on any verification of Accounts or notes receivable and notices thereof to account debtors and note obligors; (vi) execute in Borrowers' names and file any UCC financing statements or amendments thereto; and (vii) execute, deliver, file, record or otherwise deal with the collateral and Related Documents for each Eligible Note. Borrowers, and each of them, hereby release Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

         7.7 Right to Cure. Lender may, at its option, (a) cure any default by Borrowers, or either of them, under any agreement with a third party or pay or bond on appeal any judgment entered against Borrowers, or either of them, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrowers' account(s) therefor, such amounts to be repayable by Borrowers on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of either Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

         7.8 Access to Premises. From time to time as requested by Lender, at the cost and expense of Borrowers, (a) Lender or its designee shall have complete access to all of Borrowers' respective premises during normal business hours upon at least twenty-four (24) hours' prior notice to the affected Borrower, or at any time and without notice if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrowers' books and records, including the Records, and (b) Borrowers shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) use during normal business hours such of Borrowers' personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and notes and realization of other Collateral.


8.       REPRESENTATIONS AND WARRANTIES

         Borrowers, and each of them, hereby represent and warrant to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrowers:

         8.1 Corporate Existence, Power and Authority; Subsidiaries. Each Borrower is a corporation duly organized and validly existing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within each Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of each Borrower's respective articles of incorporation, bylaws, or other organizational documentation, or any indenture, agreement or undertaking to which either Borrower is a party or by which either Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrowers, and each of them, enforceable in accordance with their respective terms. Neither
Borrower  has  any   subsidiaries   except  as  set  forth  on  its  Information
Certificate.

         8.2 Financial Statements; No Material Adverse Change. All financial statements relating to Borrowers, or either of them, which have been or may hereafter be delivered by Borrowers, or either of them, to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrowers as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers, or either of them, or except as otherwise set forth in Schedule 8.2, to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrowers, or either of them, since the date of the most recent audited financial statements furnished by Borrowers to Lender prior to the date of this Agreement.

         8.3 Chief Executive Office; Collateral Locations. The chief executive office of each Borrower and each Borrower's Records concerning Accounts are located only at the address set forth below and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificates, subject to the right of each Borrower to establish new locations in accordance with Section 9.2 below. The Information Certificates correctly identify any of such locations which are not owned by a Borrower and set forth the owners and/or operators thereof and to the best of each Borrower's knowledge, the holders of any mortgages on such locations.

         8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Each Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.

         8.5 Tax Returns. Each Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Lender). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

         8.6 Litigation. Except as set forth on the Information Certificates, there is no present investigation by any governmental agency pending, or to the best of either Borrower's knowledge threatened, against or affecting either Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of either Borrower's knowledge threatened, against either Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against such Borrower would result in any material adverse change in the assets, business or prospects of such Borrower or would impair the ability of such Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

         8.7 Compliance with Other Agreements and Applicable Laws. Except as set forth in Schedule 8.7, neither Borrower is in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and each Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority.

         8.8  Environmental Compliance.

              (a) Except as set forth on Schedule 8.8 hereto, neither Borrower has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of Borrowers comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

              (b) Except as set forth on Schedule 8.8 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person nor is any pending or to the best of each Borrower's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by a Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects either Borrower or its business, operations or assets or any properties at which a Borrower has transported, stored or disposed of any Hazardous Materials.

              (c) Neither Borrower has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

              (d)  Each  Borrower  has  all  licenses,  permits,   certificates,
approvals or similar authorizations required to be obtained or filed in connection with the operations of such Borrower under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

         8.9  Employee Benefits.

              (a) To Borrowers' knowledge after due investigation, neither Borrower has engaged in any material transaction in connection with which such Borrower or any of its ERISA Affiliates could be subject to either a material civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by
Section 4975 of the Code, including any material accumulated funding deficiency described in Section 8.9(c) hereof and any material deficiency with respect to vested accrued benefits described in Section 8.9(d) hereof.

              (b) To Borrowers' knowledge after due investigation, no material liability to the Pension Benefit Guaranty Corporation has been or is expected by either Borrower to be incurred with respect to any employee benefit plan of either Borrower or any of its ERISA Affiliates. There has been no reportable event (within the meaning of Section 4043(b) of ERISA) or any other event or condition with respect to any employee pension benefit plan of either Borrower or any of its ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

              (c) To Borrowers' knowledge after due investigation, full payment has been made of all amounts which each Borrower or any of its ERISA Affiliates is required under Section 302 of ERISA and Section 412 of the Code to have paid under the terms of each employee benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no material accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any employee benefit plan, including any penalty or tax described in Section 8.9(a) hereof and any material deficiency with respect to vested accrued benefits described in Section 8.9(d) hereof.

              (d) To Borrowers' knowledge after due investigation, the current value of all vested accrued benefits under all employee benefit plans maintained by either Borrower that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, including any penalty or tax described in Section 8.9(a) hereof and any material accumulated funding deficiency described in Section 8.9(c) hereof. The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

              (e) With respect to any multiemployer plan (as such term is defined in Section 400(a)(3) of ERISA) in which either Borrower or any ERISA Affiliate participates or has participated, (i) neither Borrower nor any ERISA Affiliate has withdrawn, partially withdrawn, or received any notice of any claim or demand for withdrawal liability or partial withdrawal liability, (ii) neither Borrower nor any ERISA Affiliate has received any notice that any such plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that any such plan is or may become insolvent, (iii) neither Borrower nor any ERISA Affiliate has failed to make any required contributions, (iv) no such plan is a party to any pending merger or asset or liability transfer, and (v) there are no PBGC proceedings against or affecting any such plan.

         8.10 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrowers, or either of them, maintained at any bank or other financial institution are set forth on Schedule
8.10 hereto, subject to the right of Borrowers to establish new accounts in accordance with Section 9.13 below.

         8.11 Accuracy  and   Completeness  of  Information.   All  information
furnished by or on behalf of Borrowers, or either of them, in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificates, is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Borrowers, or either of them, which has not been fully and accurately disclosed to Lender in writing.

         8.12 Eligible Notes. With respect to each note that Borrower proposes become an Eligible Note and with respect to each Related Document:

              (a) The information in each Note Schedule, together with any documentation supporting such information, is true and correct.

              (b) There exists only one original of such note, and the original and all of the other original or certified documents described in Section 1.11 have been delivered or will be delivered to Lender before Lender makes any advances with respect to that note.

              (c)  Immediately  prior to  delivery  of the note and the  related endorsement(s) to Lender, the assigning Borrower held good and indefeasible title to, and was the sole owner of each such note, subject to no liens, charges, mortgages, encumbrances or rights of others and immediately upon delivery of the note to Lender, Lender will have a first priority security interest in such note, subject to no other liens, charges, mortgages, encumbrances or rights of others.

              (d) The note and Related Documents delivered to Lender are true, correct, and complete original counterparts of all instruments and documents evidencing or in any way relating to that note and the related indebtedness referred to therein.

              (e) Borrowers have caused all copies of any note retained by Borrowers to be identified with an appropriate legend clearly disclosing the fact that Lender has possession of and a security interest in such note and Related Documents.

         8.13 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrowers shall now or hereafter give, or cause to be given, to Lender.

9.       AFFIRMATIVE AND NEGATIVE COVENANTS

         9.1 Maintenance of Existence. Each Borrower shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, trade names, approvals, authorizations, leases and contracts necessary to carry on its business as presently or proposed to be conducted. Each Borrower shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name, and Borrower shall deliver to Lender a copy of the amendment to the Articles of Incorporation of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Borrower as soon as it is available.

         9.2 New Collateral Locations. Either Borrower may open any new location within the continental United States provided such Borrower (a) gives Lender thirty (30) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including UCC financing statements.

         9.3  Compliance with Laws, Regulations, Etc.

              (a) Borrowers shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to them and duly observe all requirements of any Federal, State or local governmental authority, including the Employee Retirement Security Act of 1974, as amended, the Occupational Safety and Health Act of 1970, as amended, PACA, the PSA, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws; except that Borrowers' failure to file the reports described on Schedule 8.7 shall not constitute a breach of this provision so long as (i) the failure to file such reports does not violate any governmental order; and
(ii) all such reports have been filed, or the circumstances have changed such that filing is no longer necessary, in either case by no later than January 31, 1999.

              (b) Borrowers shall establish and maintain, at their expense, a system to assure and monitor their continued compliance with all Environmental Laws in all of their operations, which system shall include annual reviews of such compliance by employees or agents of Borrowers who are familiar with the requirements of the Environmental Laws. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrowers to Lender. Borrowers shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Lender on such response.

              (c) Borrowers shall give both oral and written notice to Lender immediately upon a Borrower's receipt of any notice of, or a Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or
(ii) any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by a Borrower or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material except in compliance with applicable Environmental Laws; or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials except in compliance with applicable Environmental Laws; or (D) any other environmental, health or safety matter, which affects a Borrower or its business, operations or assets or any properties at which either Borrower transported, stored or disposed of any Hazardous Materials.

              (d) Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is non-compliance with any Environmental Law, or any condition which requires any action by or on behalf of Borrowers, or either of them, in order to avoid any material non-compliance, with any Environmental Law, Borrowers shall, at Lender's request and Borrowers' expense:
(i) cause an independent environmental consultant acceptable to Lender to conduct such tests of the site where a Borrower's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such
non-compliance   and  prepare  and  deliver  to  Lender  a  report  as  to  such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such consultant whenever the scope of such non-compliance, or Borrowers' response thereto or the estimated costs thereof, shall change in any material respect.

              (e) Borrowers shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrowers, or either of them, and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.4  Payment of Taxes and Claims.

         (a) Each Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have been set aside on its books.

         (b) Borrowers shall be liable for any taxes or penalties imposed on Lender as a result of the financing arrangements provided for herein, and Borrowers agree to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrowers such amount shall be added and deemed part of the Revolving Loans, provided, that, nothing contained herein shall be construed to require Borrowers to pay any income, franchise or other similar taxes attributable to the net income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

              (c) In the event Lender shall assign all or any interest in the Obligations to an assignee that is organized under the laws of a jurisdiction outside the United States, such assignee shall provide Borrowers with an IRS
Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service certifying as to such assignee's entitlement to full exemption from United States withholding tax with respect to all payments to be made to such assignee under this Agreement and under any of the other Financing Agreements (unless such assignee of Lender is unable to do so by reason of a change in law (including, without limitation, any statute, treaty, ruling, determination or regulation) occurring subsequent to the effective date of such assignment). Unless Borrowers have received forms or other documents reasonably satisfactory to them indicating that payments hereunder or under any of the other Financing Agreements are not subject to United States of America withholding tax, Borrowers shall, in the case of payments to or for any assignee of Lender organized under the laws of a jurisdiction outside the United States (i) withhold taxes from such payments at the applicable statutory rate, or at a rate reduced by an applicable tax treaty (provided that Borrowers have received forms or other documents satisfactory to them indicating that such reduced rate applies) and (ii) pay such assignee such payment net of any taxes withheld. Such assignee will be required to use reasonable efforts (including reasonable efforts to change its lending office) to avoid or to minimize any amounts which might otherwise be payable by Borrower pursuant to this Section 9.4; provided, that, such efforts shall not cause the imposition on such assignee of any additional costs or legal or regulatory burdens deemed by such assignee in good faith to be material.

         9.5 Insurance. Borrowers shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrowers shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrowers fail to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrowers, and each of them, in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrowers shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrowers shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrowers or any of their affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

                                     WARNING

                   UNLESS BORROWERS PROVIDE LENDER WITH EVIDENCE OF THE INSURANCE COVERAGE AS REQUIRED BY THIS AGREEMENT, LENDER MAY PURCHASE INSURANCE AT BORROWERS' EXPENSE TO PROTECT LENDER'S INTEREST. THIS INSURANCE MAY, BUT NEED NOT, ALSO PROTECT
                   BORROWERS' INTEREST. IF THE COLLATERAL BECOMES DAMAGED, THE COVERAGE LENDER PURCHASES MAY NOT PAY ANY CLAIM BORROWERS MAKE OR ANY CLAIM MADE AGAINST BORROWERS. BORROWERS MAY LATER CANCEL THIS COVERAGE BY PROVIDING EVIDENCE THAT BORROWERS HAVE OBTAINED THE REQUIRED COVERAGE ELSEWHERE.

                   BORROWERS ARE RESPONSIBLE FOR THE COST OF ANY INSURANCE PURCHASED BY LENDER. THE COST OF THIS INSURANCE MAY BE ADDED TO BORROWERS' LIABILITIES. IF THE COST IS ADDED TO BORROWERS' LIABILITIES, THE INTEREST RATE APPLICABLE TO THE REVOLVING LOANS WILL APPLY TO THIS ADDED AMOUNT. THE EFFECTIVE DATE OF COVERAGE MAY BE THE DATE BORROWERS' PRIOR COVERAGE LAPSED OR THE DATE BORROWERS FAILED TO PROVIDE PROOF OF COVERAGE.

                   THE COVERAGE LENDER PURCHASES MAY BE CONSIDERABLY MORE EXPENSIVE THAN INSURANCE BORROWERS CAN OBTAIN ON THEIR OWN AND MAY NOT SATISFY ANY NEED FOR PROPERTY DAMAGE COVERAGE OR ANY MANDATORY LIABILITY INSURANCE REQUIREMENTS IMPOSED BY APPLICABLE LAW.

         9.6  Financial Statements and Other Information.

              (a) Borrowers shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrowers and their subsidiaries (if any) in accordance with GAAP, and Borrowers shall furnish or cause to be furnished to Lender: (i) within thirty-five (35) days after the end of each fiscal month, monthly unaudited consolidated financial statements (including in each case balance sheets, statements of income and loss, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of

Borrowers and their subsidiaries as of the end of and through such fiscal month;
(ii) within forty-five (45) days after the end of each of the first three fiscal quarters, internally prepared quarterly unaudited consolidated financial statements and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail and certified by Borrowers' chief financial officer as fairly presenting the financial position and the results of the operations of Borrowers and their subsidiaries as of the end of and through such fiscal quarter and; (iii) within one hundred twenty
(120) days after the end of each fiscal year, audited consolidated financial statements and audited consolidating financial statements of Borrowers and their subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrowers and their subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrowers and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrowers and their subsidiaries as of the end of and for the fiscal year then ended.

              (b) Borrowers shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in either Borrower's business, properties, assets, goodwill or condition, financial or otherwise and (ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

              (c) Borrowers shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which Borrowers send to their stockholders generally and copies of all reports and registration statements which either Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

              (d) Borrowers shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers, and each of them, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers, and each of them, to any court or other government agency or to any Participant or assignee or prospective Participant or assignee. Borrowers, and each of them, hereby irrevocably authorize and direct all accountants or auditors to deliver to Lender, at Borrowers' expense, copies of the financial statements of Borrowers, and each of them, and any reports or management letters prepared by such accountants or auditors on behalf of Borrowers, or each of them, and to disclose to Lender such information as they may have regarding the business of Borrowers. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrowers to Lender in writing.

              (e) Borrowers shall furnish to Lender upon receipt a copy of PricewaterhouseCoopers' Management Letter for the fiscal year ending September 1998 and all other management letters prepared by Borrowers' independent certified accountants for each fiscal year thereafter.

         9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Neither Borrower shall, directly or indirectly, (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, except as expressly provided in Section 9.10 below, or (b) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or indebtedness to any other Person or any of its assets to any other Person (except for (i) sales of Inventory in the ordinary course of business; (ii) the disposition of worn-out or obsolete Equipment or Equipment no longer used in the business of Borrower so long as, if an Event of Default exists or has occurred and is continuing, any proceeds are paid to Lender), (iii) sales of notes to NCCB on the terms set forth in various agreements with NCCB as in effect on the date of this Agreement, consistent with past practice; and (iv) sale of UGI's Real Property located in Jackson County, Oregon so long as the net proceeds are paid to Lender), or (c) form or acquire any subsidiaries, or (d) wind up, liquidate or dissolve or (e) agree to do any of the foregoing.

         9.8 Encumbrances. Neither Borrower shall create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, except: (a) liens and security interests of Lender;
(b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have been set aside on its books; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Borrower's business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;
(d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of either Borrower as presently conducted thereon or materially impair the value of the real property which may be subject thereto; (e) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate so long as such security interests and mortgages do not apply to any property of a Borrower other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be; (f) the security interests and liens set forth on Schedule 8.4 hereto; and (g) security interests granted to NCCB in connection with the sales of notes to NCCB on the terms set forth in various agreements with NCCB as in effect on the date of this Agreement, consistent with past practice;.

         9.9 Indebtedness. Neither Borrower shall incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except: (a) the Obligations; (b) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which a Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to such Borrower, and with respect to which adequate reserves have been set aside on its books; (c) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement; (d) indebtedness incurred in connection with the sales of notes to NCCB on the terms set forth in various agreements with NCCB as in effect on the date of this Agreement, consistent with past practice; and (e) the indebtedness set forth on
Schedule 9.9 hereto; provided, that, (i) Borrower may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof, (ii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrower shall furnish to Lender all notices or demands in connection with such indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be. Notwithstanding the foregoing provisions of this Section 9.9, UGI may redeem, retire or prepay all or any portion of its outstanding Subordinated Redeemable Capital Investment Notes from time to time, provided that no Event of Default has occurred and is then continuing, provided further that after giving effect to such redemption, retirement or prepayment, Borrowers have no less than $10,000,000 of Excess Availability.

         9.10 Loans, Investments, Guarantees, Etc. Except as expressly set forth below, neither Borrower shall, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in: (i) short-term direct obligations of the United States Government, (ii) negotiable certificates of deposit issued by any bank satisfactory to Lender, payable to the order of a Borrower or to bearer and delivered to Lender, and (iii) commercial paper rated A1 or P1; provided that, as to any of the foregoing, unless waived in writing by Lender, Borrowers shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments; (c) a one-time investment of up to $10,000,000 in a joint venture to be formed between UGI and Associated Grocers, provided that at the time of such investment no Event of Default has occurred and is then continuing;
provided further that UGI's interest in such venture shall be assigned as collateral to Lender by documents satisfactory in form and substance to Lender; provided further that after giving effect to such investment, Borrowers have no less than $10,000,000 of Excess Availability; (d) loans, advances and guaranties issued to or on behalf of Members; provided that the aggregate amount of (i)all sums advanced under those loans and advances, (ii) any increase in the amount of any existing loans, advances or guaranties as a part of restructuring such obligations, and (iii) the maximum amount being guarantied under any such guaranty, shall not exceed the sum of $2,000,000 in any fiscal year (excluding for purposes of this calculation, any guaranties made by UGI for the benefit of
NCCB);  and (e) the loans,  advances,  investment  and  guarantees  set forth on
Schedule 9.10 hereto; provided, that, as to loans, advances, investment and guarantees related in any way to Eligible Notes, Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such loans, advances, investment or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant to such guarantees, or set aside or otherwise deposit or invest any sums for such purpose, and provided further, that with respect to any loans, advances, investments and guaranties, whether or not related to the Eligible Notes or to the notes purchased by NCCB, Borrowers shall furnish to Lender all notices or demands in connection with such loans, advances, investment or guarantees or other indebtedness subject to such guarantees either received by Borrowers, or either of them, or on their behalf, promptly after the receipt thereof, or sent by Borrowers, or either of them, or on their behalf, concurrently with the sending thereof, as the case may be.

         9.11 Dividends and Redemptions. Borrowers shall not, directly or indirectly, declare or pay any dividends on account of any shares of any class of capital stock of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except that URI may declare and pay dividends to UGI and UGI (a) may redeem shares of its capital stock from persons who withdraw or are expelled as Members, (b) may redeem a pro rata share of its capital stock from persons who remain Members but who close less than all of their stores as set forth below; and (c) may redeem the number of shares in excess of 4,000 held by any Member, provided in each case that no Event of Default has occurred and is then continuing, such shares are redeemed at Book Value as provided in UGI's current bylaws, and the redemption price is paid over the maximum period allowed by such bylaws. The pro rata share of capital stock that UGI may redeem under subsection (b) above shall be equal to the product of the total number of shares of UGI stock held by the relevant Member multiplied by a fraction, the numerator of which is the gross sales from the store(s) being closed by that Member and the denominator of which is the gross sales from all of that Member's stores, including the stores to be closed, in each case during the full twelve (12) calendar months preceding the redemption. Notwithstanding the foregoing provisions of this Section 9.11, UGI may pay patronage dividends to its Members based upon the respective amounts of net income generated by sales to such Members, provided that no Event of Default has occurred and is then continuing, provided further that after giving effect to all such patronage dividend payments, Borrowers have no less than $10,000,000 of Excess Availability; and provided further that no patronage dividends will be paid in or for the fiscal year ending September 1998.

         9.12 Transactions with Affiliates. Neither Borrower shall, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other person affiliated with such Borrower, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than the Borrower would obtain in a comparable arm's length transaction with an unaffiliated person or
(b) make any payments of management, consulting or other fees for management or similar services, or of any indebtedness owing to any officer, employee, shareholder, director or other person affiliated with a Borrower except reasonable compensation to officers, employees and directors for services rendered  to a  Borrower  in the  ordinary  course  of  business  and  regularly scheduled payments to Members or former Members under notes currently outstanding or hereafter made in accordance with the terms of this Agreement. No payments shall be made on any such note if an Event of Default has occurred and is then continuing.

         9.13 Additional Bank Accounts. Neither Borrower shall, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 8.10 hereto, except:
(a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish and (b) as to any accounts used by Borrowers to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.

         9.14 Compliance with ERISA.

              (a) Borrowers shall not with respect to any "employee benefit plans" maintained by Borrowers, or either of them, or any of its ERISA
Affiliates: (i) terminate any of such employee benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving any of such employee benefit plans or any trust created thereunder which would subject either Borrower or any such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA, (iii) fail to pay to any such employee benefit plan any contribution which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such plan, (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee benefit plan, (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation or (vi) incur any withdrawal liability with respect to any multiemployer pension plan.

              (b) As used in this Section 9.14, the terms "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Section 4975 of the Code and ERISA.

         9.15 [deleted].

         9.16 Adjusted Net Worth. Borrowers shall, at all times, maintain Adjusted Net Worth of not less than $65,000,000 minus (a) amounts actually paid by Borrowers to redeem subordinated debt during the forty-two (42) months following the date of this Agreement, in an amount not exceeding $8,000,000; minus (b) amounts actually paid by Borrowers in connection with scheduled redemptions of UGI's capital investment notes during the forty-two (42) months following the date of this Agreement, in an amount not exceeding $7,000,000; minus (c) all amounts actually paid by Borrowers in connection with mandatory redemptions of UGI's capital investment notes resulting from the death of a holder of one or more of those notes; and minus (d) the amount actually written off by Borrowers in connection with tax planning for fiscal year ending September, 1998, in an amount not exceeding $5,000,000.

         9.17 Costs and Expenses. Borrowers shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable);
(b) costs and expenses and fees for insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrowers' operations, plus a per diem charge at the rate of $650 per person per day for Lender's examiners in the field and office; and (h) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

         9.18 Further Assurances. At the request of Lender at any time and from time to time, Borrowers, and each of them, shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of each Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, Borrowers, and each of them, hereby authorize Lender to execute and file one or more UCC financing statements signed only by Lender.

         9.19 Year 2000 Compliance. Borrowers shall make inquiry of Borrowers' key suppliers and customers with respect to the ability of their computer based systems to effectively process data including dates on and after January 1, 2000. Borrowers shall take all actions necessary to assure that their computer based systems are able to effectively process data including dates on and after January 1, 2000, and shall take all such actions as are reasonably within Borrowers' control to prevent any inadequacies in the systems of any key suppliers or customers from having a material adverse effect upon Borrowers, or either of them. At the request of Lender, Borrowers shall provide Lender with assurance reasonably acceptable to Lender of Borrowers' Year 2000 capability and of Borrowers' review with respect to key suppliers and customers.

         9.20 Amendment of Bylaws. On or before January 31, 1999, UGI shall submit to its Members for approval amendments to its bylaws in form and substance approved by Lender. The amendments shall include, among other things, a prohibition of offset or deduction by any Member against any account, note or other obligation payable by the Member to UGI or any of its subsidiaries or affiliates and shall not impair Lender's rights or the Collateral. UGI shall not otherwise amend its bylaws or articles of incorporation without the prior written consent of Lender.

         9.21 Accounts Receivable Turnover. The average time between the date of Borrowers' invoices and the date those invoices are fully and finally paid, (weighted on the basis of dollars) shall not exceed twenty-five (25) days. The preceding shall be calculated by multiplying Borrowers' trade accounts receivable at the beginning of each month, by 30, and dividing the product thereof by Borrowers' gross cash derived from collection of their trade accounts receivable during that month. Compliance with this Section 9.21 shall be calculated monthly. Lender agrees to eliminate by written amendment to this Agreement, this Section 9.21 when UGI shall have amended its bylaws in a manner satisfactory to Lender and such amendment(s) have been approved by UGI's Members as provided in Section 9.20.

         9.22 Fill Rate Covenants.

              (a) UGI shall provide to Lender a report on Tuesday of each week for the preceding week (the "Weekly Reports") for all customers (including Smart & Final under the Supply Agreement), which Weekly Reports shall conform in all respects to the fill ratio reports that UGI customarily produces, copies of which have been previously furnished to Lender. The parties acknowledge that the Weekly Report shall be calculated on a "per unit" basis and shall show the relationship, expressed as a percentage, between the goods actually shipped or made available for pick-up by UGI's customers for that week, to the goods ordered for shipment or availability during the same week. The parties acknowledge that the resulting percentage will differ from the Fill Rate as defined and applied herein. In addition, no later than five (5) Business Days following the end of each month, UGI shall furnish to Lender a Fill Rate report for the previously month (the "Monthly Report"), which Monthly Report shall separately show the Fill Rate (as defined in Section 1.21, and subject to the adjustments called for in Section 9.22(b) below) (a) for all customers of UGI (including Smart & Final), and (b) for Smart & Final under the Supply Agreement. In addition, UGI shall also provide to Lender copies of (A) any and all reports or communications that UGI regularly provides to Smart & Final Inc., or that Smart & Final Inc. provides to UGI, including, but not limited to, Service Level Reconciliation Reports and notices of Service Level Breaches (as such terms are defined in the Supply Agreement)communication, or (B) similar reports and communications that UGI provides to or receives from any other customer under any supply agreement, in each case within one Business Day of receipt. Compliance with the covenants in subsections (b) and (c) below shall be determined monthly, notwithstanding any different period of determination under the Supply Agreement or any other agreement.

              (b) UGI shall at all times maintain an aggregate Fill Rate of no less than ninety-five percent (95%) with respect to all of its customers, including with respect to Smart &

Final, Inc. under the Supply Agreement. UGI's failure to comply with the Fill Rate covenant in this subsection (b) for any month will constitute an Event of Default unless either (i) Borrowers' Excess Availability as of the end of such month, or determined by lender, is at least $15,000,000, or (ii) within sixty
(60) days thereafter, either (A) Borrower's Excess Availability is at least $15,000,000 or (B) UGI's Fill Rate is no less than ninety-five percent (95%). Lender agrees to eliminate by written amendment to this Agreement, the Fill Rate covenant in this subsection (b) with respect to all UGI customers other than Smart & Final, Inc. when UGI shall have amended its bylaws in a manner satisfactory to Lender and such amendment(s) have been approved by UGI's Members as provided in Section 9.20. Notwithstanding that this Agreement is amended to eliminate the application of this Section 9.22(b) with respect to those other customers, this Section 9.22(b) shall at all times remain in full force and effect with respect to Smart & Final, Inc. and the Supply Agreement.

              (c) UGI shall at all times maintain an aggregate Fill Rate of no less than ninety percent (90%) with respect to all of its customers, including with respect to Smart & Final, Inc. under the Supply Agreement. UGI's failure to comply with the covenant in this subsection (c) for any month shall be an Event of Default without respect to Borrowers' Excess Availability. The provisions of this Section 9.22(c) shall continue to apply to all of UGI's customers, notwithstanding the amendment of UGI's bylaws as described under Subsection 9.22(b) above.

              (d) The calculation of Fill Rate will not be adversely affected by any error by a UGI customer in booking advertising and feature items, including sales levels of feature items in excess of projections made by that customer. In addition, the calculation of Fill Rate will not be adversely affected if UGI fails to maintain the required Fill Rate as the result of (A) a material default by a UGI customer under any supply agreement it has with UGI; (B) picketing or other labor disputes at any UGI facility or any customer facility; (C) a force majeure event such as a strike or other labor disturbance, riot or other civil disturbance, fire, accident, flood, interference by civil or military authorities, shortages of labor, raw material, power fuel, water, means of containers or transportation facilities or common lack of other necessities, plant or traffic disturbances, delays in transportation, failure of suppliers, compliance with any law, rule, regulation or governmental order that (x) becomes effective after the date of this Agreement and (y) is binding on the party whose performance is affected thereby, and compliance therewith by such party is not voluntary or optional, (D) the establishment by producers or manufacturers of goods of allocation or restriction on quantities of goods available to a party (in which case performance will be excused only to the extent of amounts in excess of the other party's fair allocable share); and/or any other circumstances beyond its reasonable control; or (E) failure by a customer to provide UGI on a timely basis, any ad/display requirements or new product projections as required by any written contract between them.

              (e) The covenants in this Agreement are independent of the covenants in the Supply Agreement, and UGI's failure to comply with the covenants in this Section 9.22 will be an Event of Default hereunder even though UGI may not have committed a Service Level Breach or Major Service Level Breach under the Supply Agreement and notwithstanding any cure periods provided in the Supply Agreement.

         9.23 Management. Borrowers will not make any changes in or additions to their executive management team (including chief executive officer, chief operating officer, and chief financial officer) without the prior approval of Lender. All new members of the executive management team will be required to have significant experience in wholesale grocery distribution.

         9.24 Agricultural Products.

              (a) Borrowers have complied with and shall, in all material respects, continue to comply with, all existing and future Food Security Act Notices during their periods of effectiveness under the Food Security Act, including, without limitation, directions to make payments to the Farm Products Seller by issuing payment instruments directly to the secured party with respect to any assets of the Farm Products Seller or jointly payable to the Farm Products Seller and any secured party with respect to the assets of such Farm
Products Seller, as specified in the Food Security Act Notice, so as to terminate or release the security interest in any farm products maintained by such Farm Products Seller or any secured party with respect to the assets of such Farm Products Seller under the Food Security Act.

              (b) Borrowers shall take all other actions as may be reasonably required, if any, to ensure that any perishable agricultural commodity, poultry, livestock (in whatever form) or other farm products are purchased free and clear of any security interest, lien or other claim by any Farm Products Seller or any secured party with respect to the assets of any Farm Products Seller. In connection therewith, Borrowers shall register, and shall maintain their registration, as purchasers of farm products in each state that has a central filing system if a Farm Products Seller is located in that state.

              (c) Borrowers  shall notify Lender in writing  within  twenty-four
(24) hours after receipt by a Borrower of any Food Security Act Notice or amendment to a previous Food Security Act Notice and including any notice from any Farm Products Seller of the intention of such Farm Products Seller to preserve the benefits of any trust applicable to any assets of Borrowers, or either of them, established in favor of such Farm Products Seller or other person under the provisions of PACA, the PSA or any local law and within such twenty-four (24) hours Borrowers shall provide Lender with a true, correct and complete copy of such Food Security Act Notice or amendment or other notice, as the case may be, and including any master lists of effective financing statements delivered to Borrowers, or either of them, pursuant to the Food Security Act. Borrowers shall, upon Lender's reasonable request, at any time and from time to time, furnish Lender with a true, correct and complete list of persons from whom Borrowers purchase any livestock or livestock products or by-products, perishable agricultural commodities or other farm products and the outstanding amounts owed by Borrowers to such persons.

10.      EVENTS OF DEFAULT AND REMEDIES

         10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default." All Obligations are subject to cross-default; an Event of Default with respect to either Borrower shall constitute an Event of Default with respect to both Borrowers.

              (a) Borrowers, or either or them, fail to pay when due any of the Obligations or fail to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements;

              (b) any representation, warranty or statement of fact made by Borrowers, or either or them, to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

              (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

              (d) any judgment for the payment of money is rendered against Borrowers, or either of them, or any Obligor in excess of $250,000 in any one case or in excess of $250,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively bonded against and stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrowers, or either of them, or any Obligor or any of their assets;

              (e) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or either Borrower or any Obligor which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

              (f) Borrowers, or either of them, or any Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

              (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrowers, or either of them, or any Obligor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or Borrowers, or either of them, or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

              (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrowers, or either of them, or any Obligor or for all or any part of its property; or

              (i) any default by Borrowers, or either of them, or any Obligor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of $250,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by Borrowers, or either of them, or any Obligor, is declared by any other party to any material contract, lease, license or other obligation or as a result of any default by Borrowers, or either of them, or any Obligor, the other party to any material contract, lease, license or other obligation to any person other than Lender, terminates or ceases to perform its obligations thereunder;

              (j) any change in the controlling ownership of Borrower;

              (k) the indictment or threatened indictment of Borrowers, or either of them, or any Obligor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrowers, or either of them, or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Borrowers, or either of them, or such Obligor;

              (l) More than $1,000,000 of any notes purchased by National Consumer Cooperative Bank from Borrowers, or either of them, shall constitute "Defaulted Loans" (as that term is defined under the relevant agreement with National Consumer Cooperative Bank) within any calendar month. The amount attributable to the notes for each Defaulted Loan under this subsection 10.1(l), shall equal the sum of the unpaid principal balance of such notes, together with all accrued and unpaid interest and other costs under the notes.

              (m) Borrowers, or either of them shall have received notice of a default under the Vehicle Lease Services Agreement between Bay Area Foods, Inc. (which interest has been assigned to UGI) and Penske Truck Leasing Co., L.P. dated April 14, 1995, as it may be modified, amended, supplemented, restated or replaced.

              (n) An event of default shall have occurred under the Supply Agreement.

              (o) there shall be a material adverse change in the business, assets or prospects of Borrowers, or either of them, or any Obligor after the date hereof; or

              (p) there shall be an event of default under any of the other Financing Agreements.

         10.2 Remedies.

              (a) At any time an Event of Default  exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrowers or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrowers of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrowers, or either of them, or any Obligor to collect the Obligations without prior recourse to the Collateral.

              (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrowers, at Borrowers' expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrowers, which right or equity of redemption is hereby expressly waived and released by Borrowers, and each of them, and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Borrowers designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrowers waive any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrowers waive the posting of any bond which might otherwise be required.

              (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrowers shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

              (d) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Revolving Loans and Letter of Credit Accommodations available to Borrowers and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrowers.

         11.  JURY TRIAL WAIVER; OTHER WAIVERS
              AND CONSENTS; GOVERNING LAW

         11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

              (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Oregon (without giving effect to principles of conflicts of law).

              (b) Borrowers, and each of them, and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Circuit Court of the State of Oregon for Multnomah County and the United States District Court for the District of Oregon and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrowers, or either of them, or their property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrowers, or either of them, or their property).

              (c) Borrowers, and each of them, hereby waive personal service of any and all process and consent that all such service of process may be made by certified mail (return receipt requested) directed to Borrowers' address(es) set forth on the signature pages hereof, and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrowers in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrowers shall appear in answer to such process, failing which Borrowers shall be deemed in default and judgment may be entered by Lender against Borrowers for the amount of the claim and other relief requested.

              (d) BORROWERS, AND EACH OF THEM, AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, AND EACH OF THEM, AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWERS OR LENDER MAY FILE AN ORIGINAL

COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

              (e) Lender shall not have any liability to Borrowers, or either of them (whether in tort, contract, equity or otherwise), for losses suffered by Borrower, or either of them, in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

         11.2 Waiver of Notices. Borrowers, and each of them, hereby expressly waive demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrowers, or either of them, which Lender may elect to give shall entitle Borrowers, or either of them, to any other or further notice or demand in the same, similar or other circumstances.

         11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of each Borrower. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

         11.4 Waiver of Counterclaims. Borrowers, and each of them, waive all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

         11.5 Indemnification. Borrowers, and each of them, shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them (except to the extent caused by Lender's gross negligence or willful misconduct) in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion which they are permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         12.  TERM OF AGREEMENT; MISCELLANEOUS

         12.1 Term.

              (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date forty-two (42) months after the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Lender or Borrowers may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrowers shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender as Lender may, in its discretion, designate in writing to Borrowers for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrowers to the bank account designated by Lender are received in such bank account later than 12:00 noon, Portland, Oregon time.

              (b) No  termination  of  this  Agreement  or the  other  Financing
Agreements shall relieve or discharge Borrowers of their respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

              (c) If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrowers agree to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

          Amount                Period
--------- --------------------- ------------------------------------------------
  (i)     2% of Maximum Credit  From the date hereof to and  including the first anniversary of such date

 (ii)     1% of Maximum Credit  After the first  anniversary  of the date hereof to and including the second anniversary of such date

 (iii)    .5% of Maximum Credit Any time  after the  second  anniversary  of the date hereof

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrowers, or either of them, or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations. Notwithstanding the foregoing provisions of this Section 12.1, no early termination fee shall be payable to Lender: (a) with respect to any prepayment of the Term Loans, except upon occurrence of an Event of Default; (b) with respect to or reduction in the limit on Revolving Loans provided in Section
2.1 as a consequence of the formation of a joint venture between UGI and Associated Grocers; or (c) on termination of this Agreement in connection with a sale or merger transaction, provided that Lender is given the opportunity to submit a proposal to provide financing to the successor entity; or (d) upon termination of this Agreement in connection with full payment of the Obligations by Borrowers within the last sixty (60) days of the initial term or any renewal term of this Agreement.

              (d) At such time as this Agreement shall have terminated and Borrowers shall have paid and discharged all the Obligations, Borrowers, and each of them, shall execute and deliver to Lender a release in form and substance satisfactory to Lender, of all obligations and liabilities of Lender and its officers, directors, employees, agents, parents, subsidiaries and affiliates to Borrowers, and each of them, and Lender shall, upon Borrowers' request, execute and deliver to Borrowers a release in form and substance satisfactory to them, of all obligations and liabilities of Borrower to Lender.

         12.2 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Borrowers at their chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

         12.3 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         12.4 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrowers and their respective successors and assigns, except that neither Borrower may assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrowers, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

         12.5 Participant's Security Interest. If a Participant shall at any time participate with Lender in the Loans, Letter of Credit Accommodations or other Obligations, Borrower hereby grants to such Participant and such Participant shall have and is hereby given, a continuing lien on and security interest in any money, securities and other property of Borrower in the custody or possession of the Participant, including the right of setoff, to the extent of the Participant's participation in the Obligations, and such Participant shall be deemed to have the same right of setoff to the extent of its participation in the Obligations, as it would have if it were a direct lender.

         12.6 Joint and Several Liability. Except as otherwise provided in this Agreement, all Obligations of Borrowers shall be joint and several.

         12.7 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represent the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

         IN WITNESS WHEREOF, Lender and Borrowers have caused these presents to be duly executed as of the day and year first above written.

LENDER                              BORROWER:
------                              --------

CONGRESS FINANCIAL CORPORATION      UNITED GROCERS, INC.
     (NORTHWEST)


By: /s/ [illegible]                  By: /s/ Charles E. Carlbom

Title: S.V.P                             Title:  Pres. & C.E.O.

Address:                            Chief Executive Office:

101 S.W. Main Street, Suite 725     6433 S.E. Lake Road
Portland, OR 97204                  Portland, OR 97222

                                    UNITED RESOURCES, INC.


                                    By: /s/ Charles E. Carlbom

                                    Title:  Vice President

                                    Chief Executive Office:
                                    6433 S.E. Lake Road
                                    Portland, OR 97222

                                    INDEX TO
                             EXHIBITS AND SCHEDULES


         Exhibit A                  Information Certificates

         Exhibit 1.11               Notice of Assignment

         Schedule 8.2               Exceptions to Section 8.2

         Schedule 8.4               Existing Liens

         Schedule 8.7               Exceptions to Section 8.7

         Schedule 8.8               Environmental Disclosures

         Schedule 8.10              Bank Accounts

         Schedule 9.9               Existing Indebtedness

         Schedule 9.10              Existing Loans, Advances and Guarantees